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                                                                   Exhibit 8.1

           [LETTERHEAD OF SHAW, PITTMAN, POTTS & TROWBRIDGE]

                                       December 6, 1996

Chevy Chase Bank, F.S.B.
8401 Connecticut Avenue
Chevy Chase, Maryland  20815

     Re:  Chevy Chase Auto Receivables Trust 1996-2
          Auto Receivables Backed Certificates
          Registration on Form S-3 (Registration
          Nos. 333-15865 and 333-15865-01.)
          -----------------------------------------

Dear Sirs:

     We have acted as your counsel in connection with the above-referenced Registration Statement on Form S-3, as amended by Amendment No. 1 thereto ("Amendment No. 1" and together with such Registration Statement, the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the Chevy Chase Auto Receivables Trust 1996-2 Auto Receivables Backed Certificates (the "Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement (the "Pooling Agreement"), a form of which is to be filed as Exhibit 4.1 to Amendment No. 1, to be entered into between Chevy Chase Bank, F.S.B. (the "Bank") and First Bank National Association, as trustee (the "Trustee").

     The statements in the Prospectus constituting a part of the Registration Statement under the heading "Certain Federal Income Tax Consequences," to the extent they constitute matters of federal law or legal conclusions with respect thereto, have been prepared or reviewed by us and, in our opinion, provide a fair and accurate summary of such law or conclusions.


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Chevy Chase Bank, F.S.B.
December 6, 1996
Page 2


     We consent to the use of this opinion in the Registration Statement and to the reference to our name in the Prospectus constituting a part of such Registration Statement under the caption "Legal Matters."

                                       Very truly yours,



                                       /s/ Shaw, Pittman, Potts & Trowbridge